WHX CORPORATION
                              SB ACQUISITION CORP.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022




                                                              May 8, 1997


BY HAND AND CERTIFIED MAIL
RETURN RECEIPT REQUESTED
------------------------


Dynamics Corporation of America
475 Steamboat Road
Greenwich, Connecticut 06830
   Attention: Secretary

                  RE: SHAREHOLDER'S NOTICE
                  ------------------------

Ladies and Gentlemen:

         On behalf of WHX Corporation, a Delaware corporation ("WHX") and SB Acquisition Corp. ("SB"), a New York corporation and a shareholder of Dynamics Corporation of America ("DCA" or the "Company"), notice is hereby given, pursuant to Article I, Sections 10 and 11 of the By-laws of DCA ("By-laws") that:

         1. SB hereby nominates the following persons for election as directors of DCA at its 1997 Annual Meeting of Shareholders to be held on August 1, 1997 (the "Annual Meeting"):

                  Ronald LaBow, Stewart E. Tabin, Neale X. Trangucci (collectively, the "Firm Nominees") and Howard Mileaf, Marvin
                  L. Olshan and Paul W. Bucha (collectively, the "Additional Nominees" and together with the Firm Nominees, the "Nominees").

                  See below for biographical information in respect of the Nominees.

         2. SB hereby proposes that the following resolution be adopted at the Annual Meeting:

                  RESOLVED, that the shareholders of the Company recommend and deem it desirable and in the best long-term and short-term interests of the Company and its shareholders, considering, among other things, the prospect for potential growth, development, productivity and profitability of the Company, that the Board of Directors take all actions necessary either (1) to effect the merger of the Company with and into SB Acquisition Corp., a wholly owned subsidiary of WHX Corporation at a cash merger price of $45 per share (the "Merger"); or (2), if any other party is ready, willing and able to pay cash consideration to all shareholders in excess of $45 per share, to effect a sale, or merger of the Company to such party (the "Alternative Transaction"), and that in connection with the foregoing, the Board should, without limitation, (i) eliminate the Company's "poison pill" by redeeming pursuant to Section 23 of the Rights Agreement dated as of January 30, 1986, as amended on December 27, 1995 between the Company and First National Bank of Boston, as license agent, (the "Rights Agreement"), all outstanding Rights to purchase shares of Company's Common stock under the Rights Agreement;
         (ii) approve the Merger or other transaction under Section 912(b) of the New York Business Corporation Law; and (iii) remove any other anti-take over devices impeding either the Merger or Alternative Transaction.

         The purpose of such resolution is to provide shareholders with a non-binding referendum for the Board's guidance on whether the acquisition of the Company by WHX and SB at $45 per share is in the best short and long term interests of the Company and its shareholders. WHX and SB reserve the right to make drafting changes in the resolution necessary to conform to any comments received by the Securities and Exchange Commission in the proxy clearance process.


                                DIRECTOR NOMINEES

         At the Annual Meeting, WHX and SB plan to propose six nominees to the Board of Directors of DCA and a shareholder resolution requesting the Board of Directors to remove the anti-takeover impediments to WHX's tender offer. On April 11, 1997, DCA took action to increase the size of its Board of Directors from seven to nine members, resulting in the Board of Directors being divided into three classes of directors rather than two. WHX contends that this action is illegal because, among other things, DCA's charter improperly grants the Board of Directors, rather than shareholders, the discretion to re-classify the Board from two to three classes. WHX contends, among other things, that under applicable New York law a company's charter can specify only one category of board classification, not multiple classifications as is the case with DCA's charter.

         Furthermore, through its action on April 11 the current Board improperly extended the terms of six current directors for one year beyond the two-year terms to which they were originally elected in 1995 and 1996. WHX contends that this action is also illegal under applicable New York law. WHX has filed the Answer and First

Amended Counterclaims with the United States District Court, District of Connecticut to have these issues resolved. In the event WHX is successful, all of the Nominees will be nominated for election as directors at the Annual Meeting. In the event WHX is not successful, only the Firm Nominees will be nominated for election as directors at the Annual Meeting.

         The following table sets forth (i) the name, age, business address and residential address of each of the Nominees, (ii) the principal occupation or employment of each of the Nominees, (iii) the class and number of shares of common stock of DCA which are beneficially owned by each of the Nominees or by any entity with which that entity is affiliated, and (iv) any other information relating to each of the Nominees that would be required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if DCA where subject thereto:


WHX NOMINEES FOR DIRECTORS:



                                                    PRINCIPAL OCCUPATION AND BUSINESS                NUMBER OF SHARES
NAME, AGE, PRINCIPAL BUSINESS                                   EXPERIENCE                           OF COMMON STOCK
ADDRESS AND RESIDENTIAL                              DURING LAST FIVE YEARS; CURRENT                   BENEFICIALLY
ADDRESS                                                      DIRECTORSHIPS(L)                             OWNED
------------------------------------      ---------------------------------------------------     --------------------

FIRM NOMINEES:

Ronald LaBow (62)......................   Chairman  of the  Board  of  Directors  of WHX                     -(2)
  110 East 59th Street                    since  July  1994;  Chairman  of the  Board of
  New York, New York 10022                Directors of  Wheeling-Pittsburgh  Corporation
                                          ("WPC")  since  1991;   President,   Stonehill
  641 Fifth Avenue                        Investment   Corp.   (a   private   investment
  New York, New York 10022                management   company)   since  February  1990.
                                          Formerly with  Neuberger & Berman,  a New York
                                          based investment advisory and management firm,
                                          from  1978 to 1990,  where he was in charge of
                                          investing a portion of the firm's  proprietary
                                          trading  account  in  bankruptcy  and  workout
                                          situations.  Mr. LaBow received a B.S. in 1959
                                          from the  University of Illinois and an M.B.A.
                                          in 1961 from the Columbia  University Graduate
                                          School  of  Business.  He  also  hold  two law
                                          degrees  and is a member of the New York State
                                          bar.  Mr.  LaBow is also a director of Regency
                                          Equities Corp., a real estate company.


                                                    PRINCIPAL OCCUPATION AND BUSINESS                NUMBER OF SHARES
NAME, AGE, PRINCIPAL BUSINESS                                   EXPERIENCE                           OF COMMON STOCK
ADDRESS AND RESIDENTIAL                              DURING LAST FIVE YEARS; CURRENT                   BENEFICIALLY
ADDRESS                                                      DIRECTORSHIPS(L)                             OWNED
------------------------------------      ---------------------------------------------------     --------------------

Stewart E. Tabin (40)..................   Assistant  Treasurer of WHX since August 1994;                  -(2)
  110 East 59th Street                    Assistant Treasurer of WPC since January 1991;
  New York, New York 10022                Vice President of Stonehill  Investment  Corp.
                                          since February 1990. Prior thereto,  Mr. Tabin
  10 Iris Lane                            was at Neuberger & Berman since 1985, where he
  Chappaqua, New York 10514               worked with Mr.  LaBow in  investing a portion
                                          of the firm's  proprietary  trading account in
                                          bankruptcy and workout  situations.  From 1986
                                          to 1989,  Mr.  Tabin was also in charge of the
                                          Liberty Fund, an open-end  investment  company
                                          managed by Neuberger & Berman that invested in
                                          high-yield    securities.    Before    joining
                                          Neuberger & Berman,  he  practiced  bankruptcy
                                          and  creditors'  rights  law  with the firm of
                                          Wachtell,  Lipton,  Rosen & Katz  in New  York
                                          City.  Mr. Tabin  received a B.S. in 1978 from
                                          the Wharton School, University of Pennsylvania
                                          (Cum  Laude),  and a J.D. in 1982 from the New
                                          York  University   School  of  Law  (executive
                                          editor of the New York University Law Review).


Neale X. Trangucci (40)................   Assistant  Treasurer of WHX since August 1994;                  -(2)
  110 East 59th Street                    Assistant Treasurer of WPC since January 1991;
  New York, New York 10022                Vice President of Stonehill  Investment  Corp.
                                          since  February  1990.   Prior  thereto,   Mr.
  125 Hillcrest Avenue                    Trangucci  was at  Neuberger  &  Berman  since
  Summit, New Jersey 07901                1988,  where  he  worked  with  Mr.  LaBow  in
                                          investing a portion of the firm's  proprietary
                                          trading  account  in  bankruptcy  and  workout
                                          situations.   Prior  to  joining  Neuberger  &
                                          Berman,  he was a Vice  President  in  Salomon
                                          Brothers  Inc.'s  Restructuring  Group  in the
                                          firm's  Merchant  Banking   division.   Before
                                          joining Salomon Brothers, he was a Second Vice
                                          President at  Continental  Bank in the workout
                                          group for six years. Mr. Trangucci  received a
                                          B.S. in 1979 from Bucknell  University  (Magna
                                          Cum   Laude)   and  a   Master's   Degree   in
                                          International  Relations in 1981 from Columbia
                                          University.


Additional Nominees:

Howard Mileaf (60).....................   Vice  President,  Special Counsel of WHX since                  -(2)
 110 East 59th Street                     April  1993;  Consultant  from  August 1991 to
 New York, New York 10022                 April  1993;   Vice   President   and  General
                                          Counsel,  Keene Corporation,  from August 1981
 64 Brookdale Court                       to August 1991;  Trustee/Director of Neuberger
 Highland Park, New Jersey                & Berman Equity Mutual Funds since 1984.
08904


Marvin L. Olshan (69)..................   Partner,  Olshan  Grundman  Frome & Rosenzweig                  -(2)
 505 Park Avenue                          LLP since 1956; Director and Secretary of WHX;
 New York, New York 10022                 Principal  Partner of COL  Properties,  LLC, a
                                          company  that  owns  and  operates  a 100 acre
 45 Sutton Place South                    industrial  and  office  realty  park  in East
 Apt. 18L                                 Setauket,   New  York  that  contains   office
 New York, New York 10022                 buildings,  industrial  buildings  and medical
                                          office  buildings,  since 1985;  Vice Chairman
                                          and   Trustee  of  North   American   Mortgage
                                          Investors from 1968 through 1979; Chairman and
                                          President of Regency  Equities Corp. from 1984
                                          through  1990.  Mr.  Olshan  received  a  B.S.
                                          degree in 1949 from Purdue university and J.D.
                                          in 1952 from the Yale University Law School.

                                                    PRINCIPAL OCCUPATION AND BUSINESS                NUMBER OF SHARES
NAME, AGE, PRINCIPAL BUSINESS                                   EXPERIENCE                           OF COMMON STOCK
ADDRESS AND RESIDENTIAL                              DURING LAST FIVE YEARS; CURRENT                   BENEFICIALLY
ADDRESS                                                      DIRECTORSHIPS(L)                             OWNED
------------------------------------      ---------------------------------------------------     --------------------


Paul W. Bucha (53).....................   Director  of WHX since  May  1993;  President,                  -(2)
 Foot of Chapel Avenue                    Congressional  Medal of Honor  Society  of the
 Jersey City, New Jersey 07305            United   States,    since    September   1995;
                                          President,   Paul  W.  Bucha  &  Company,   an
 366-E Heritage Hills                     international   consulting  firm,  since  July
 Somers, NY  10589                        1979; President,  BLHJ, Inc., an international
                                          consulting firm,  since July 1991;  President,
                                          The Sperry  Group,  the  general  partner of a
                                          real estate  partnership,  from August 1986 to
                                          January 1992.

---------------------

(1) In July 1994, WHX was created as the new holding company of the WPC group of companies, and WPC became a wholly-owned subsidiary of WHX.

(2) SB, a wholly-owned subsidiary WHX, owns 109,861 shares of DCA's common stock, par value $10 per share.




                         INFORMATION WITH RESPECT TO SB

         The record address of SB Acquisition Corp., a New York corporation is 110 East 59th Street, New York, New York 10022. SB beneficially owns 109,861 shares of DCA's common stock, par value $.10 per share. Approval of the business proposed at the Annual Meeting will enhance SB's ability to acquire DCA.


                                        Very truly yours,

                                        SB Acquisition Corp.


                                        By:  /S/ RONALD LABOW
                                            ---------------------------
                                            Ronald Labow, President